Exhibit 11.                          Pennsylvania Commerce Bancorp, Inc.

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                       Computation of Net Income Per Share


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                            For the Quarter Ended September 30, 2004
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                                                        Income           Shares        Per Share
                                                                                        Amount
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Basic Earnings Per Share:
Net income                                               $2,198,000
Preferred stock dividends                                  (20,000)
                                                           -------
Income available to common stockholders                   2,178,000         2,335,547       $0.93
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Effect of Dilutive Securities:
Stock Options                                                                 189,141
                                                                              -------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $2,178,000         2,524,688       $0.86
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                          For the Nine months Ended September 30, 2004
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                                                        Income           Shares        Per Share
                                                                                        Amount
--------------------------------------------------------------------------------------------------
Basic Earnings Per Share:
Net income                                               $6,307,000
Preferred stock dividends                                  (60,000)
                                                           -------
Income available to common stockholders                   6,247,000         2,316,922       $2.70
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Effect of Dilutive Securities:
Stock Options                                                                 195,767
                                                                              -------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $6,247,000         2,512,689       $2.49
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                            For the Quarter Ended September 30, 2003
--------------------------------------------------------------------------------------------------
                                                        Income           Shares        Per Share
                                                                                        Amount
--------------------------------------------------------------------------------------------------
Basic Earnings Per Share:
Net income                                               $1,526,000
Preferred stock dividends                                  (20,000)
                                                           -------
Income available to common stockholders                   1,506,000         2,258,019       $0.67
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Effect of Dilutive Securities:
Stock Options                                                                 180,895
                                                                              -------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $1,506,000         2,438,914       $0.62
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                          For the Nine months Ended September 30, 2003
--------------------------------------------------------------------------------------------------
                                                        Income           Shares        Per Share
                                                                                        Amount
--------------------------------------------------------------------------------------------------
Basic Earnings Per Share:
Net income                                               $4,832,000
Preferred stock dividends                                  (60,000)
                                                           -------
Income available to common stockholders                   4,772,000         2,244,947       $2.13
--------------------------------------------------------------------------------------------------
Effect of Dilutive Securities:
Stock Options                                                                 173,987
                                                                              -------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $4,772,000         2,418,934       $1.97
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